Brian S. North 215 665 3828 brian.north@bipc.com

Exhibits 5.1 and 23.3

January 5, 2007

Maverick Oil and Gas, Inc.

888 East Las Olas Boulevard, Suite 400

Fort Lauderdale, Florida 33301

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-1, as amended (Registration No. 333-135957) (the "Registration Statement"), filed by Maverick Oil and Gas, Inc., a Nevada corporation (the "Company"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the resale by the selling shareholders identified therein (the "Selling Shareholders") of up to 45,992,425 shares of the Company's Common Stock, $.001 par value, consisting of (i) 30,089,004 shares of Common Stock, of which (a) up to 11,424,328 shares of the Company’s Common Stock (the “Debenture Shares”) may be issued to certain of the Selling Shareholders upon conversion or redemption of, or the payment of the principal of or interest on $10,000,000 of the Company’s Secured Convertible Debentures issued on June 21, 2006 (the “Debentures”), and (b) up to 18,664,676 shares of the Company’s Common Stock (the “Warrant Shares”) may be issued by the Company to certain of the Selling Shareholders upon exercise of outstanding warrants granted in conjunction with the June 21, 2006 issuance of the Debentures (the “June 2006 Warrants”), (ii) an additional 3,889,686 shares of Common Stock issuable by the Company to certain of the Selling Shareholders pursuant to the Debentures upon conversion of the interest payments otherwise due under the Debentures (the “Interest Shares”), and (iii) 12,013,735 shares of Common Stock issuable by the Company to certain of the Selling Shareholders pursuant to an anti-dilution adjustment provision (the “Anti-Dilution Shares” and collectively with the Debenture Shares, Warrant Shares and Interest Shares, the "Shares") included in the warrants to purchase Common Stock issued by the Company on January 5, 2006 (the “January 2006 Warrants"), we, as special counsel for the Company, have examined such documents, records, certificates of public officials, statutes, decisions, and questions of law as we have considered necessary or appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

January 5, 2007

Page - 2 -

We are members of the bar of the Commonwealth of Pennsylvania. The opinions expressed herein are based, in large part, upon the laws of the State of Nevada and as to all matters of Nevada law applicable to the opinions expressed herein, we have relied solely upon the opinion of Woodburn and Wedge filed as Exhibit 5.2 to the Registration Statement.

Based on the foregoing, we are of the opinion that:

1.          The Debenture Shares and Interest Shares have been duly authorized and, when issued in accordance with the terms of the Debentures, will be validly issued, fully paid and non-assessable.

2.          The Warrant Shares have been duly authorized and, when issued and paid for in accordance with the terms of the respective June 2006 Warrants, will be validly issued, fully paid and non-assessable.

3.          The Anti-Dilution Shares have been duly authorized and, when issued and paid for in accordance with the terms of the respective January 2006 Warrants, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

This opinion letter has been prepared for your use in connection with the offer and sale of the Shares and speaks as of the date the Registration Statement is declared effective by the Securities and Exchange Commission. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Very truly yours,

BUCHANAN INGERSOLL & ROONEY PC

By: /s/ Brian S. North
A Shareholder